Exhibit 99.1

Sixth Street Completes Acquisition of Enstar

Transaction supports leading global insurance group’s next chapter as a private company

HAMILTON, Bermuda, July 02, 2025 (GLOBE NEWSWIRE) – Enstar Group Limited (“Enstar”) (Nasdaq: ESGR) today announced the closing of its acquisition by investment vehicles managed by affiliates of Sixth Street, a leading global investment firm, for $338.00 in cash per ordinary share, representing a total equity value of $5.1 billion. Liberty Strategic Capital, J.C. Flowers & Co. LLC, and other institutional investors also participated in the transaction.

“This is a major moment for Enstar as we begin our next chapter as a private company,” said Enstar’s Chief Executive Officer Dominic Silvester. “Together with Sixth Street, we will build on our position as a leading global (re)insurance group, delivering innovative solutions to our partners and maintaining our competitive advantage. I’d like to thank our employees, past and present, whose contributions have been instrumental to achieving this milestone.”

“Enstar is a compelling company with a robust business model and an exceptional management team,” said Michael Muscolino, Co-Founder and Partner at Sixth Street. “We are thrilled to reach this milestone and look forward to partnering with Dominic and the rest of the Enstar team to help them execute on their existing strategy.”

In connection with the closing of the transaction, Enstar notified The Nasdaq Stock Market, LLC (“NASDAQ”) that Enstar intends to voluntarily withdraw its depositary shares, each representing a 1/1,000th interest in a 7.00% Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Share, Series D, par value $1.00 per share, and its depositary shares, each representing a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, par value $1.00 per share (collectively, the “depositary shares”) from listing on NASDAQ and registration pursuant to Section 12(b) of the Securities Exchange Act of 1934. Enstar expects to file a Form 25 Notification of Delisting with the Securities and Exchange Commission (the “SEC”) on or about July 14, 2025, relating to delisting and deregistering of the depositary shares. Enstar has not arranged, and does not intend to arrange, for listing and/or registration of the depositary shares on another national securities exchange or for quotation of the depositary shares in a quotation medium.

The transaction was announced on July 29, 2024, and approved by Enstar shareholders at the Company’s Special General Meeting of Shareholders on November 6, 2024. With the completion of the acquisition, Enstar’s ordinary shares will no longer be listed publicly, and Enstar will continue operations as a privately held, standalone company. The Company will continue to operate under the Enstar name.

Advisors

Goldman Sachs & Co. LLC acted as financial advisor to Enstar and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Hogan Lovells US LLP acted as legal advisors. Ardea Partners LP, Barclays PLC and J.P. Morgan Securities LLC acted as financial advisors to Sixth Street and Simpson Thacher & Bartlett LLP, Debevoise & Plimpton LLP and Cleary Gottlieb Steen & Hamilton LLP acted as legal advisors.

Privileged & Confidential

Prepared at Request of Counsel

Version 8

7/1/2025

Forward Looking Statements

This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that include words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could,” “seek,” “may,” “will” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, including those related to the satisfaction of any post-closing regulatory requirements.

Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, in addition to those identified above, include: (i) the risk that an active trading market for the newly preferred shares that our holders of the depositary shares representing Enstar Preferred Shares received in the transaction does not exist and may not develop; (ii) those risks and uncertainties set forth under the headings “Forward Looking Statements” and “Risk Factors” in Enstar’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by Enstar with the SEC from time to time, which are available via the SEC’s website at www.sec.gov; and (iii) those risks described in the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed with the SEC on October 11, 2024 and available from the sources indicated below.

These risks, as well as other risks associated with the transaction, are more fully discussed in the Proxy Statement filed with the SEC on October 11, 2024, in connection with the transaction. These factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made. Enstar undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, or to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect Enstar.

About Enstar

Enstar is a global insurance group that offers innovative capital release solutions through its network of group companies in Bermuda, the United States, the United Kingdom, Continental Europe, Australia, and other international locations. A market leader in completing legacy acquisitions, Enstar has acquired more than 120 companies and portfolios since its formation in 2001. For further information about Enstar, see www.enstargroup.com.

About Sixth Street

Sixth Street is a global investment firm with over $115 billion in assets under management and committed capital. The firm uses its long-term flexible capital, data-enabled capabilities, and “One Team” culture to develop themes and offer solutions to companies across all stages of growth. Founded in 2009, Sixth Street has more than 650 team members including over 280 investment professionals around the world. For more information, visit www.sixthstreet.com, and follow Sixth Street on LinkedIn.

Privileged & Confidential

Prepared at Request of Counsel

Version 8

7/1/2025

Contact:

For Enstar:

For Investors: Matthew Kirk (investor.relations@enstargroup.com)

For Media: Jenna Kerr (communications@enstargroup.com)

For Sixth Street:

media@sixthstreet.com